UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  _____________
                                   FORM 8-K/A
                                  _____________



                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (date of earliest event reported): July 14, 2003



                   INTERCHANGE FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)



            New Jersey                     1-10518            22-2553159
 _______________________________ ________________________ _____________________
 (State or other jurisdiction of (Commission File Number) (I.R.S. Employer
 incorporation or organization)                              Identification No.)


Park 80 West/Plaza Two, Saddle Brook, N.J.                            07663
(Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (201) 703-2265

                                 Not Applicable
_______________________________________________________________________________
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

On April 30, 2003 Interchange Financial Services Corporation (the "Company" or "Interchange"), holding company for Interchange Bank, consummated its previously announced acquisition of Bridge View Bancorp ("Bridge View"), holding company for Bridge View Bank. The acquisition was accomplished by merging Bridge View directly with and into the Company (the "Merger"). Interchange was the surviving corporation in the Merger and the separate corporate existence of Bridge View ceased. The Merger, which was structured as a tax free reorganization, was completed following approval of the Merger by the shareholders of Bridge View at a special meeting held on April 24, 2003 and following approval of the issuance of additional shares of Interchange common stock by the shareholders of Interchange at its annual meeting held on April 24, 2003.

The Agreement and Plan of Merger, dated November 18, 2002, by and between the Company and Bridge View (the "Merger Agreement") provided that the Company would issue up to 2,949,719 shares of its common stock, no par value per share, and pay cash in an amount not to exceed $33,528,472 (less an amount of cash paid to holders of unexercised options to acquire shares of Bridge View common stock) to Bridge View's shareholders. Subject to these limitations, Shareholders of Bridge View were given the opportunity prior to completion of the Merger to elect to receive either cash, Interchange stock or a combination of cash and stock. Based on the formula set forth in the Merger Agreement, the exchange ratio for each share of Bridge View common stock was 1.2601 shares of Interchange common stock and the cash value per share of Bridge View common stock was $21.9891. The Company has funded the cash portion of the merger consideration with cash-on-hand and cash equivalents. As of the date of the Merger, the aggregate value of the merger consideration received by shareholders of Bridge View (including cash paid to holders of unexercised options to acquire shares of Bridge View common stock) was approximately $85 million.

Immediately following completion of the Merger,Bridge View Bank was merged with and into Interchange Bank. All of the Bridge View Bank facilities now operate as branches of Interchange Bank.

Interchange has appointed former Bridge View directors Gerald A. Calabrese,
Jr., Joseph C. Parissi and John A. Schepisi to the Company's board of directors at the first board meeting of Interchange following completion of the Merger. In addition, Messrs. Jeremiah F. O'Connor, Jr., Glenn L. Creamer, and Mark Metzger, were appointed to the board of directors of Interchange Bank at the first Interchange Bank board meeting following the completion of the Merger. Mr. O'Connor, who also served as a director of Bridge View, is the son of Jeremiah F. O'Connor, the Company's Vice Chairman of the Board.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits
        _________________________________________________________________

a)       Financial Statements of Business Acquired.

The audited consolidated balance sheets of Bridge View and its subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders equity, and cash flows for the years ended December 31, 2002, 2001 and 2000, including the auditor's report with respect thereto, are contained in Annex E to the Joint Proxy Statement/Prospectus forming a part of Amendment No. 1 to the Company's Registration Statement on Form S-4/A (File No. 333-103256) as filed with the Securities and Exchange Commission on March 24, 2003 and incorporated herein by reference.

Below is the required Bridge View historical financial statements for the quarter ended March 31, 2003 .


                               BRIDGE VIEW BANCORP
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 ( in thousands)

                                                         March 31,               December 31,
                                                          2003                     2002
                                                         ____________            ____________
                                                          (unaudited)

ASSETS
Cash and cash equivalents :
     Cash and due from banks                                $  15,859               $  19,673
     Federal funds sold                                        48,500                  19,500
                                                           __________                ________
TOTAL CASH AND CASH EQUIVALENTS                                64,359                  39,173
                                                           __________                ________
Securities:
     Available for sale                                        39,715                  40,110
     Held to maturity                                             523                     525
                                                           __________                ________
TOTAL SECURITIES                                               40,238                  40,635
                                                           __________                ________

Loans, net of allowance for losses of $1,936 and $1,916,
and deferred loan fees of $498 and $506, respectively         184,131                 188,804
Premises and equipment, net                                    10,222                  10,326
Accrued interest receivable and other
assets                                                          2,521                   2,628
                                                           __________                ________
TOTAL ASSETS                                                $ 301,471               $ 281,566
                                                           ==========                ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
     Non-interest bearing demand
     deposits                                               $ 109,428                $ 94,034
     Interest bearing deposits:
          Savings and time deposits                           142,788                 139,396
          Certificates of deposit $100,000 +..                 17,272                  17,620
                                                           __________                ________
TOTAL DEPOSITS                                                269,488                 251,050
                                                           __________                ________
Accrued interest payable and other liabilities
                                                                1,702                   1,484
                                                           __________                ________

TOTAL LIABILITIES                                             271,190                 252,534
                                                           __________                ________
Commitments and Contingencies



Stockholders' equity:
     Common stock, no par value,
     authorized 10,000,000 shares issued
     and outstanding 3,747,318 in 2003
     and 3,576,344 in 2002                                     27,943                  27,196
     Retained earnings(note 2)                                  2,168                   1,618
     Accumulated other comprehensive income                       170                     218
                                                           __________                ________
TOTAL STOCKHOLDERS' EQUITY                                     30,281                  29,032
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 __________                ________
                                                            $ 301,471                $281,566
                                                           ==========                ========
            See notes to unaudited consolidated financial statements.




                               BRIDGE VIEW BANCORP
                        CONSOLIDATED STATEMENTS OF INCOME
                            (unaudited, in thousands)
                                                         Three months ended March 31,

                                                        2003                    2002

                                                      _______                 _______
   Loans                                               $3,144                 $ 2,786
   Federal funds sold                                      77                      31
   Investment Securities
      Taxable                                             277                     491
      Tax - exempt                                         37                      51
                                                      _______                 _______
TOTAL INTEREST INCOME                                   3,535                   3,359
                                                      _______                 _______

Interest Expense :
   Savings deposits                                       130                     142
   Other time deposits                                    240                     135
   Time deposits $100,000 +                               105                     127
   Short term borrowings                                    0                       1
                                                       ______                 _______
TOTAL INTEREST EXPENSE                                    475                     405
                                                       ______                 _______

               Net Interest Income                      3,060                   2,954

Provision for loan losses                                  15                      60
                                                       ______                 _______
Net interest income after provision for loan
losses                                                  3,045                   2,894

Non-interest income :
   Service charge income                                  551                     482

                                                      _______                 _______
TOTAL NON-INTEREST INCOME                                 551                     482
                                                      _______                 _______
Non-interest expense :
   Salaries and employee benefits                       1,016                     945
   Occupancy and equipment expense                        449                     367
   Other                                                  645                     496
                                                       ______                 _______
TOTAL NON-INTEREST EXPENSE                              2,110                 $ 1,808

                                                       ______                  ______

Income before income taxes                               1,486                  1,568

Income tax expense                                         562                    533
                                                        ______                _______

NET INCOME                                             $   924                $ 1,035
                                                        ======                =======

Earnings per share :
     Basic                                               $0.25                  $0.29
     Diluted                                             $0.24                  $0.28

            See notes to unaudited consolidated financial statements.

                               BRIDGE VIEW BANCORP
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (unaudited, in thousands)

                                                                 Three months ended March 31,
                                                                           2003                   2002
                                                                     ------------------     -----------------

Cash flows from operating activities :
     Net Income                                                                 $   924               $ 1,035
     Adjustments to reconcile net income to net cash
     Provided by operating activities :
        Depreciation and amortization                                               113                  107
        Provision for loan losses                                                    15                   60
        Gains from sales of loans held for sale                                      (8)                   0
        Decrease in accrued interest receivable
        and other assets                                                            107                  107
        Increase(decrease) in accrued interest payable and
         Other liabilities                                                          218                 (199)
                                                                                _______                _______
Net cash provided by operating activities                                         1,369                1,110
                                                                                _______                _______

Cash flows from investing activities :
     Proceeds from maturities of investment securities                            2,120                9,434
     Purchases of investment securities                                          (1,778)                   0
     Net decrease(increase) in loans                                              4,673              (11,816)
     Purchases of premises and equipment                                             (9)                 (33)
                                                                                _______                _______

Net cash provided by(used in) investing activities                                5,006               (2,415)
                                                                                _______                _______

Cash flows from financing activities :
     Net increase in deposits                                                    18,438                11,742
     Proceeds from issuance of common stock                                         747                    29
     Cash paid for dividends                                                       (374)                 (323)
                                                                                _______                ______
Net cash provided by financing activities                                        18,811                11,448
                                                                                _______                ______
Net change in cash and cash equivalents                                          25,186                10,143
Cash and cash equivalents at beginning of period                                 39,173                24,271
                                                                                _______                ______
Cash and cash equivalents at end of period                                     $ 64,359               $34,414
                                                                                =======                ======

Cash paid during the period for :
     Interest                                                                       486                   431
     Income taxes                                                                    30                   846

                                       See notes to unaudited consolidated financial statements.




                      BRIDGE VIEW BANCORP AND SUBSIDIARIES

              Notes to Unaudited Consolidated Financial Statements



(1) Summary of Significant  Accounting  Policies
 The accompanying unaudited consolidated
financial statements include the accounts of Bridge View Bancorp (the Company) and its direct and indirect wholly-owned subsidiaries, Bridge View Bank, Bridge
View Investment Company, and Bridge View Delaware, Inc. (the Bank). All significant inter-company accounts and transactions have been eliminated in consolidation.

The unaudited consolidated condensed financial statements included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The accompanying consolidated financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Such adjustments are of a normal recurring nature.
These consolidated unaudited financial statements should be read in conjunction with the audited financial statements and the notes thereto as of and for the year ended December 31, 2002. The results for the three months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003.

Organization

The Company is a New Jersey Corporation and registered bank holding company with the Board of Governors of the Federal Reserve System. The Bank is a commercial bank which provides a full range of banking services to individuals and corporate customers in New Jersey. Both the Company and the Bank are subject to competition from other financial institutions. The Bank is regulated by state and federal agencies and is subject to periodic examinations by those regulatory authorities.

Basis  of  Financial   Presentation

The unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.
In preparing the unaudited consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated statement of financial condition and revenues and expenses for the quarter. Actual results could differ significantly from those estimates. Certain prior period amounts have been reclassified to conform to the financial statements presentation of 2003. The reclassifications have no effect upon stockholders' equity or net income as previously reported.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management generally obtains independent appraisals for significant properties.

Securities Available for Sale

Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Bank securities at the time of purchase. If management has the intent and the Bank has the ability at the time of purchase to hold securities until maturity, they are classified as investment securities, held to maturity. Securities to be held for indefinite periods of time and not intended to be held to maturity are classified as securities available for sale. Gains or losses on sales of securities available for sale are based upon the specific identification method. Securities available for sale are reported at fair value with changes in the carrying value from period to period included as a separate component of stockholders' equity.
Securities  Held to  Maturity

Investment  securities,  held to maturity  are carried at the  principal  amount outstanding,  adjusted for  amortization  of premiums and accretion of discounts using a method that  approximates  the level-yield  method over the terms of the
securities.   Investment   securities  are  carried  at  the  principal   amount
outstanding because the Bank has the ability and it is management's intention to hold these securities to maturity.

(2) Subsequent Event After receiving regulatory approval and following the approval of the majority of shareholders of Bridge View Bancorp and Interchange
Financial  Services  Corporation  (the holding  company for  Interchange  Bank),
Interchange Financial Services completed the acquisition of Bridge View Bancorp on April 30, 2003.




(3) Earnings Per Share  Reconciliation
    The reconciliation of the numerator and the denominator of Basic EPS with that of Diluted EPS is presented for the three month periods ended
    March 31, 2003, and 2002.


                                                            Three Months Ended
                                                                 March 31,
                                                            2003            2002
                                                            ____           _____
                                                               (in thousands,
                                                          except per share data)
    Basic earnings per share :

      Net Income                                       $     924           1,035
                                                           =====           =====

    Average number of shares outstanding                   3,733           3,549
                                                           =====           =====

    Basic earnings per share                           $    0.25            0.29

                                                           =====           =====
       Diluted earnings per share :

            Net Income                                 $     924           1,035
                                                           =====           =====

       Average number of shares of common
       stock and equivalents outstanding :
            Average common shares outstanding              3,733           3,549

            Additional shares considered in
            diluted computation assuming :
               Exercise of options                            59             114
                                                           _____           _____

       Average number of shares outstanding
       on a diluted basis                                  3,792           3,663
                                                           =====           =====

       Diluted earnings per share                         $     0.24        0.28

Stock-Based  Compensation
Stock based compensation is accounted for under the intrinsic value based method. Included in the Notes to unaudited Consolidated Financial Statements are the pro forma disclosures required by Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", which assumes the fair value based method of accounting had been adopted.

The Company applies APB Opinion No. 25 in accounting for its Plans and, accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below (in thousands, except per share data):


                                                                    Three Months Ended
                                                                        March 31,


                                                                    2003              2002
                                                                    ____              ____

Net income:
     As reported                                                   $ 924           $ 1,035
     LESS: compensation expense determined
        Under the fair value based method for all
        Awards, net of tax                                            59               120
                                                                    ____              ____

     Pro forma                                                       865               915
                                                                    ====              ====

Basic earnings per share:
     As reported                                                  $ 0.25            $ 0.29
     Pro forma                                                      0.23              0.26
                                                                    ====              ====

Diluted earnings per share:
     As reported                                                  $ 0.24            $ 0.28
     Pro forma                                                      0.23              0.25
                                                                    ====              ====





(4) Comprehensive  Income

    Total comprehensive income is presented for the three month periods ended March 31, 2003 and 2002, respectively.



                                                              Three months ended March 31,
          (in thousands)                                      2003                     2002
                                                              ____                     ____

         Comprehensive Income
         ____________________
          Net income                                          $  924                   $1,035
          Other comprehensive loss,
           net of taxes                                          (48)                    (205)
                                                              _______                  _______
          Total comprehensive income                          $   876                  $  830
                                                              _______                  _______


(5)      Recent Accounting Pronouncements

SFAS No. 148
In December, 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS No. 148 requires disclosure of the pro forma effect in interim financial statements. The additional disclosure requirements of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The Company adopted the expanded disclosure provisions of this statement effective December 31, 2002.


b) Pro Forma Financial Information.

     The unaudited pro forma condensed combined balance sheet as of December 31, 2002 and unaudited pro forma condensed combined statements of income for the year ended December 31, 2002 for the Company and Bridge View are contained in the Joint Proxy Statement/Prospectus forming a part of Amendment No. 1 to the Company's Registration Statement on Form S-4 (File No. 333-103256) as filed with the Securities and Exchange Commission on March 24, 2003 and incorporated herein by reference.


     The following required unaudited pro forma condensed consolidated balance sheet as of March 31, 2003 and the unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2003 give effect to the merger.

     These statements were prepared giving effect to the purchase accounting adjustments and other assumptions described in the accompanying notes. The unaudited pro forma condensed combined consolidated balance sheet gives effect to the merger as if the merger had been consummated as of March 31, 2003. The unaudited pro forma condensed combined consolidated statements of income give effect to the merger as if the merger had been consummated on January 1, 2003. The unaudited pro forma condensed combined financial statements contain adjustments relating to estimated fair values of assets and liabilities acquired and estimated fair values of assets and liabilities acquired and estimated transaction and integration costs.

     In connection with the merger, Interchange and Bridge View expect to incur combined pre-tax merger related charges of approximately $2.8 million, which include costs for severance, legal, printing and investment banking fees.

     You should read the unaudited pro forma condensed combined consolidated financial statements in conjunction with the consolidated historical financial statements of Interchange and Bridge View, including the respective notes to those statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these benefits and costs and, accordingly, does not attempt to predict or suggest future results.


        Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
                              As of March 31, 2003


(in thousands)                                              Bridge View    Interchange    Pro forma adjustments      Combined
                                                         ______________    ___________   ______________________      ___________

Cash and cash equivalents                                $       64,359    $    70,925          (33,528)     (I)        101,756
Securities                                                       40,238        249,813                       (J)        290,081
Loans and Leases                                                186,067        606,739            1,595      (H)        794,401
Allowance for loan and lease losses                              (1,936)        (7,226)                                  (9,162)
Foreclosed real estate and other repossessed
assets                                                              -              197                                      197
Goodwill                                                            -            1,538           54,425      (E)         55,963

Other intangible assets                                             -              213           4,295       (H)          4,508

Other assets                                                     12,743         40,668           (2,071)     (F)         51,340
                                                         _______________________________________________            ____________

     Total assets                                        $      301,471      $ 962,867          $ 24,746            $ 1,289,084
                                                         ===============================================            ============


Non-interest bearing deposits                            $      109,428      $ 118,216                              $   227,644
Interest bearing deposits                                       160,060        722,699                                  882,759
                                                         _______________________________________________            ___________

    Total deposits                                              269,488        840,915                -               1,110,403

Securities sold under repurchase agreements                         -           15,956                                    15,956
Short term borrowings                                               -              -                                         -
Long term borrowings                                                -           10,000                                    10,000
Other liabilities                                                 1,702         12,554              2,846     (C)         17,102
                                                         ________________________________________________           ____________

    Total liabilities                                           271,190        879,425              2,846             1,153,461
                                                         ________________________________________________           ____________
Common stock                                                     27,943          5,397            (27,943)                5,397
Capital surplus                                                     -           21,178             52,181                73,359
Retained earnings                                                 2,168         65,588             (2,168)               65,588
Accumulated other comprehensive income                              170          3,720               (170)                3,720
Less: treasury stock                                                -          (12,441)                                 (12,441)
                                                         _________________________________________________          ____________
   Total Stockholders' equity                                    30,281         83,442             21,900      (G)      135,623
                                                         _________________________________________________          ____________
Total liabilities and stockholders' equity               $      301,471      $ 962,867          $  24,746           $ 1,289,084

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

     Unaudited Pro Forma Condensed Combined Consolidated Statements of Income For the Three Months Ended March 31, 2003


(in thousands)                                           Bridge View     Interchange     Pro forma adjusments      Combined
Interest income                                          $     3,535    $     13,450    $       (120)     (H)     $  16,865
Interest expense                                                 475           3,598                                  4,073
                                                         ____________________________________________              ________
      Net interest income                                      3,060           9,852            (120)                12,792
                                                         ____________________________________________              ________

Provision for loan and lease losses                               15             265                                    280
                                                         ____________________________________________              ________

Net interest income after provision for loan and
lease losses                                                   3,045           9,587            (120)                12,512

Non-interest income                                              551           1,844                                  2,395
Non-interest expense
   Salaries and benefits                                       1,016           3,628                                  4,644
   Occupancy and FF&E                                            449           1,181                                  1,630
   Other expenses                                                645           1,718             108      (H)         2,471
                                                         ____________________________________________              ________
                                                               2,110           6,527             108                  8,745

   Net income before taxes                                     1,486           4,904            (228)                 6,162

Income Taxes                                                     562           1,548             (80)     (H)         2,030
                                                        _____________________________________________              ________
     Net income                                          $       924    $      3,356    $       (148)             $   4,132
                                                        =============================================              ========

Earnings per common share:
     Basic                                                      0.25            0.34                                   0.32
     Diluted                                                    0.24            0.34                                   0.32

Average shares:
   Basic                                                       3,733           9,829            (783)                12,779
   Diluted                                                     3,792           9,968            (842)                12,918






See Accompanying Notes to the Unaudited Proforma Condensed Combined Consolidated Financial Statements.

                    NOTES TO PRO FORMA UNAUDITED CONDENSED
                   COMBINED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A.  BASIS OF PRESENTATION

     The unaudited pro forma condensed combined consolidated balance sheet as of March 31,2003, and the pro forma combined condensed consolidated statements of income for the year ended March 31, 2003 combine the historical financial statements of Interchange with Bridge View after giving effect to the merger using the purchase method of accounting. Pro forma adjustments to the balance sheet are computed as if the transaction occurred at March 31, 2003, while the pro forma adjustments to the statements of income are computed as if the transaction occurred on January 1, 2003, the earliest period presented. The merger is accounted for as a purchase. Under this method of accounting, assets and liabilities of Bridge View are adjusted to their estimated fair value and combined with the recorded book values of the assets and liabilities of Interchange. Applicable income tax effects of such adjustments are included as a component of Interchange's net deferred tax asset with a corresponding offset to goodwill.

     For purposes of the uaudited pro forma condensed combined consolidated financial statements, estimates of the fair value of Bridge View's assets and liabilities as of March 31, 2003 have been combined with the recorded values of the assets and liabilities of Interchange. Fair value adjustments are subject to update as Interchange is currently in the process of obtaining appraisals and fair value evaluations, including a core deposit study, for Bridge View's assets and liabilities.

NOTE B.  PURCHASE PRICE

     The aggregate purchase price is based upon holders of Bridge View common stock receiving 2,949,719 shares of Interchange common stock plus $33,528,472 in cash, less any amounts paid for unexercised stock options.

     The total consideration to Bridge View shareholders in connection with the merger is calculated as follows (in thousands, except share data):




     Interchange Common Stock to be issued                                                       2,949,719
     Average market price per share of Interchange common stock several days prior to
     and after completion of merger on April 30, 2003                                          $     17.69
                                                                                               ___________
          Total market value of Interchange common stock to be issued                               52,181
          Total cash to be distributed to Bridge View shareholders                                  33,528
                                                                                               ___________
     Total Purchase Price of Bridge View                                                       $    85,709
                                                                                               ===========


NOTE C.  TRANSACTION COSTS AND INTEGRATION EXPENSES

     Interchange's management anticipates, based upon preliminary plans and estimates, that approximately $2.8 million of costs related to severance, professional fees, printing and other restructuring charges will be incurred in connection with the merger and will be included as part of the allocation of the purchase price of Bridge View.

     The estimated transaction costs expected to be incurred are as follows (in thousands):



                  Directors Expenses                $   221
                  Consulting Fees                     1,200
                  Legal Fees                            225
                  Severance                             700
                  Printing Fees                         100
                  Other                                 400
                                                     ______
                                                     $2,846
                                                     ======



NOTE D.  ALLOCATION OF PURCHASE PRICE

          The purchase price of Bridge View has been allocated as described in the table below (in thousands):



         Net assets applicable to Bridge View's common stock                                     $  30,281
         Total transaction costs incurred in connection with the merger                             (2,846)
         Increases to Bridge View's net asset value to record:
           Core deposit intangible, net of taxes of $1,503                                           2,792
           Loan premium, net of taxes of $558                                                        1,037
           Fair market value adjustment for securities Held-to-Maturity, net of taxes of $10            20
                                                                                                 _________
                  Total preliminary allocation of purchase                                          31,824
         Goodwill due to the merger                                                                 54,425
                                                                                                 _________
                  Total purchase price                                                           $  86,249
                                                                                                 =========


NOTE E.  TOTAL GOODWILL DUE TO MERGER

         Total purchase price                                                                    $  85,709
         Total estimated transaction costs to be incurred                                            2,846
         Total common stockholders' equity of Bridge View                                          (30,281)
         Core deposit intangible, net of taxes of $1,503                                            (2,792)
         Loan premium, net of taxes of $558                                                         (1,037)
         Securities Held-to-Maturity, net of taxes of $10                                              (20)
                                                                                                 _________

                  Total goodwill due to merger                                                   $  54,425
                                                                                                 =========
         _______________________

     The loan premium and securities Held-to-Maturity adjustment will be amortized over the average lives of the corresponding assets as a yield adjustment. The core deposit intangible of $2.8 million (net of applicable income tax effects) will be amortized over the estimated period of benefit on a straight-line basis.

NOTE F.  OTHER ASSETS

         Adjustments to other assets are as follows (in thousands):

         Deferred Tax Asset
                  Deferred tax liability from core deposit intangible                            $ (1,503)
                  Deferred tax liability from loan premium                                           (558)
                  Deferred tax liability from securities Held-to-Maturity                             (10)
                                                                                                 ________
                  Total reduction in net deferred tax asset                                        (2,071)
                                                                                                 ========

NOTE G.  SHAREHOLDERS' EQUITY

     The purchase price of approximately $85.7 million is reduced by Bridge View's total shareholders' equity of approximately $30.3 million. The average price of Interchange's common stock for a period of several days prior to and after the merger date, April 30, 2003, was $17.69, and the total value of the newly based shares of Interchange common stock will be approximately $52.2 million and represents additional paid-in capital.

NOTE H.  PURCHASE ACCOUNTING ADJUSTMENTS

     Adjustments are made to reflect the recording of intangibles, as well as to eliminate any intangible balances previously recorded by Bridge View in accordance with the purchase method of accounting. Purchase accounting adjustments will be recorded on a gross basis with related adjustments to Interchange's net deferred tax asset as follows (in thousands):



                                                                                  Net of Income Tax     (Income) Expense
                                                                Gross                   Effect              Effect

                                                    _________________________________________________________________
    Interest Income
    Estimated fair value adjustment to investments
    Available-for-Sale*                                      $    359                    $     233          $         60
    Estimated fair value adjustment to securities Held
      to-Maturity*                                                 30                           20                     3

    Loan premium                                                1,595                        1,037                    57
                                                       _________________________________________________________________
                                                                1,984                         1,291                  120
                                                       _________________________________________________________________
    Non-Interest Expense
    Core deposit intangible due to the merger**                4,295                      2,792                      108
                                                       _________________________________________________________________
                                                               4,295                      2,792                      108
                                                       _________________________________________________________________
    Tax effect                                               (2,071)                                                 (80)
                                                       _________________________________________________________________
             Totals                                           $4,208                     $4,083                $148
                                                       ========================================= ========================

* Net unrealized pretax gains of $359 thousand and $30 thousand on Bridge View's securities Available-for-Sale and Held-to-Maturity, respectively, are amortized over the estimated remaining life of the securities.
** The core deposit intangible due to the Merger is amortized over the estimated period of benefit on a straight line basis.

     The incremental effect on net income of the purchase accounting adjustments is estimated to be a net after-tax expense of approximately $0.6 million for the first 12-month period subsequent to the merger.

NOTE I.  CASH PAYMENT

     It is anticipated that the cash payment of $33,528,472 to Bridge View stockholders will be funded by Interchange from either cash on hand or sale of certain securities.

NOTE J.  SECURITIES

     The  estimated  fair  value  adjustment  for  securities   Held-to-Maturity
amounted to $30 thousand as of March 31, 2003 and will be amortized over the remaining life of the securities as a yield adjustment.

c)  Exhibits

       Exhibit No.        Document Description
       ___________        ____________________

       2.1 Agreement and Plan of Merger dated November 18, 2002, between the Company and Bridge View (previously filed as Exhibit 2.1 to the Company's Current Report on Form 8-K dated November 18, 2002).







                                                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2003                  Interchange Financial Services Corporation

                                     By:  /s/  Charles  T. Field
                                          _______________________
                                          Charles T. Field
                                          Senior Vice President & CFO